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                                                                     EXHIBIT 5.1

Board of Directors
Avatech Solutions, Inc.
11403A Cronhill Drive
Owings Mills, Maryland 21117

Gentlemen:

          We are acting as counsel to Avatech Solutions, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares ("Shares") of the Company's common stock, par value $0.01 per share. Some of the Shares are being registered to satisfy the registration rights of certain Avatech stockholders and will be offered for sale by selling stockholders of Avatech, from time to time, at market prices prevailing at the time of the sale, at fixed prices, or in privately negotiated transactions or otherwise (the "Resale Shares"). Some Shares may be issued to shareholders of companies that Avatech acquires, by merger or otherwise, in the future, in privately negotiated transactions (the "Merger Shares"). Some Shares may be issued to holders of Series C Convertible Preferred Stock of the Company upon conversion of such shares of Convertible Preferred Stock, (the "Conversion Shares") and other Shares may be issued to officers of, directors of, employees of or consultants to the Company pursuant to the Company's Restricted Stock Award Plan (the "Award Shares"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. The Restated Certificate of Incorporation of the Company, with amendments thereto, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement and the issuance of the Merger Shares, the Conversion Shares and the Award Shares, the Merger Shares, Conversion Shares and Award Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

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          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                          Very truly yours,

                          Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

                          By: /s/ Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
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Baltimore, Maryland
March 17, 2003

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